Exhibit 10.1

FIRST AMENDMENT TO SENIOR SECURED REVOLVING CREDIT AGREEMENT

and

SECOND AMENDMENT TO GUARANTY AND COLLATERAL AGREEMENT

dated as of

November 4, 2009

among

HORNBECK OFFSHORE SERVICES, LLC

and

HORNBECK OFFSHORE TRANSPORTATION, LLC,

AS BORROWERS,

HORNBECK OFFSHORE SERVICES, INC.,

AS PARENT GUARANTOR,

WELLS FARGO BANK, N.A.,

AS ADMINISTRATIVE AGENT,

AND

THE LENDERS AND GUARANTORS PARTY HERETO

SOLE LEAD ARRANGER AND SOLE BOOKRUNNER

WELLS FARGO SECURITIES, LLC

FIRST AMENDMENT TO SENIOR SECURED REVOLVING CREDIT AGREEMENT AND

SECOND AMENDMENT TO GUARANTY AND COLLATERAL AGREEMENT

THIS FIRST AMENDMENT TO SENIOR SECURED REVOLVING CREDIT AGREEMENT AND SECOND AMENDMENT TO GUARANTY AND COLLATERAL AGREEMENT (this “Amendment”) dated as of November 4, 2009, is among Hornbeck Offshore Services, LLC and Hornbeck Offshore Transportation, LLC, each a limited liability company duly formed and existing under the laws of the State of Delaware (collectively, the “Borrowers” and individually, a “Borrower”); Hornbeck Offshore Services, Inc., a corporation duly formed and existing under the laws of the State of Delaware (the “Parent Guarantor”); each of the Lenders and Guarantors signatory hereto and Wells Fargo Bank, N.A., as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”). For the avoidance of doubt, each of the Guarantors signatory hereto is executing this Amendment solely for the limited purposes of amending the Guaranty and Collateral Agreement (as defined below) and joining in Sections 7.1, 7.2 and 7.3 hereof.

R E C I T A L S

A. The Parent Guarantor, the Borrowers, the Administrative Agent and the Lenders are parties to that certain Credit Agreement dated as of September 27, 2006 (as the same has been modified prior to the date hereof, the “Credit Agreement”), pursuant to which the Lenders have made certain loans to and extensions of credit for the account of the Borrowers and pursuant to which the Borrowers have previously exercised their option to increase the Commitments under Section 2.10 of the Credit Agreement.

B. In connection with the Credit Agreement, the Borrowers and each Guarantor and the Administrative Agent entered into that certain Guaranty and Collateral Agreement dated as of September 27, 2006 (as the same has been amended, supplemented or otherwise modified prior to the date hereof, the “Guaranty and Collateral Agreement”), pursuant to which, inter alia, each Collateral Obligor (as such term is defined in the Guaranty and Collateral Agreement) granted, pledged and assigned to the Administrative Agent, for the benefit of the Guaranteed Creditors (as such term is defined in the Guaranty and Collateral Agreement), a security interest in the Collateral therein described, and each Guarantor guaranteed to the Guaranteed Creditors the payment and performance of the Borrower Obligations (as such term is defined in the Guaranty and Collateral Agreement).

C. The Parent Guarantor, the other Guarantors and the Borrowers have requested and the Lenders have agreed, to amend the Credit Agreement or consent to certain actions on the terms and subject to the conditions set forth herein, to, among other things, (i) refresh the ability of the Borrowers to increase the Commitments under Section 2.10 of the Credit Agreement after the First Amendment Effective Date (as defined below), (ii) consent to the substitution of the vessels listed in Part A of Annex III hereto (the “New Vessel Collateral”) for the Vessels listed in Part B of Annex III hereto (the “Replaced Vessels”), (iii) amend the Maximum Leverage Ratio for certain periods, (iv) consent to the disposition by Hornbeck Offshore Transportation, LLC of any or all of its tug, tank and barge assets whether disposed in a single transaction or multiple transactions (each such disposition a “TTB Sale”) and (v) extend the Maturity Date of the Commitments.

D. NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement, as amended hereby. Unless otherwise indicated, all article and section references in this Amendment refer to articles and sections of the Credit Agreement.

Section 2. Amendments to Credit Agreement.

2.1 Amendments to Section 1.02.

(a) The following definitions are hereby deleted and replaced in their entireties to read as follows:

““Agreement” means this Credit Agreement, as amended by the First Amendment, together with any and all supplements, restatements, renewals, refinances, modifications, amendments, extensions for any period, increases or rearrangements thereof.”

““Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus  1/2 of 1% and (c) the LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the LIBO Rate, respectively.”

““Applicable Margin” means, for any day, with respect to any ABR Loan, Eurodollar Loan or the Commitment Fee Rate, as the case may be, the rate per annum set forth in the grid below, based upon the Leverage Ratio as set forth below:

Grid
Pricing Level	Leverage Ratio	LIBO Rate Margin	Alternate Base Rate Margin	Commitment Fee Rate
1	< 2.00 x	2.50%	1.50%	0.50%
2	≥ 2.00 x < 2.50x	2.75%	1.75%	0.50%
3	≥ 2.50x < 3.00x	3.00%	2.00%	0.50%
4	≥ 3.00x < 3.50x	3.50%	2.50%	0.50%
5	≥ 3.50x	4.00%	3.00%	0.50%

Any increase or decrease in the Applicable Margin under the grid set forth above with respect to ABR Loans, Eurodollar Loans, or the Commitment Fee Rate, as the case may be, resulting from a change in the Leverage Ratio shall become effective as of the first Business Day immediately following the date a compliance certificate is delivered pursuant to Section 8.02(b); provided, however, that if a compliance certificate is not delivered when due in accordance with Section 8.02(b), then Pricing Level 5 shall apply as of the first Business Day after the date on which such compliance certificate was required to have been delivered until such compliance certificate is delivered to the Administrative Agent.”

““Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest (but excluding any debt security that is convertible into or exchangeable for Equity Interests).”

““Fee Letter” means, together, (i) the letter agreement, dated as of July 21, 2006, between the Borrowers and the Administrative Agent and (ii) the letter agreement, dated as of October 14, 2009, between the Borrowers and Wells Fargo Securities, LLC.”

““Indenture” means (i) the indenture, dated as of November 23, 2004, and (ii) the indenture, dated as of August 17, 2009, or either of them as the context may require, each among the Parent Guarantor, the Guarantors (as therein defined) party thereto and Wells Fargo, as trustee, together with any and all supplements, restatements, renewals, refinances, modifications, amendments, extensions for any period, increases and/or rearrangements thereof, respectively.”

““Indenture Obligations” means any notes outstanding or hereafter issued under the Indenture and all obligations related thereto.”

““Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter, as the Borrowers may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day; (b) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period; (c) no Interest Period for a Borrowing may end after the Maturity Date; and (d) the last Interest Period may be such shorter period as to end on the Maturity Date. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.”

““Maturity Date” means the earlier to occur of (a) March 31, 2013 or (b) the date that the Commitments are sooner terminated pursuant to Section 2.06(b) or Section 10.02.”

““Restricted Payment” means any dividend or other distribution (whether in cash, securities or other Property) with respect to any Equity Interests in the Parent Guarantor or either Borrower, or any payment (whether in cash, securities or other

Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Parent Guarantor or either Borrower or any option, warrant or other right to acquire any such Equity Interests in the Parent Guarantor or either Borrower. For the avoidance of doubt, a net exercise of options or restricted stock unit awards with the payment of any exercise price or the settlement of any taxes with respect thereto being accomplished by surrendering the right to certain shares shall not under any circumstances be considered to be a Restricted Payment.”

(b) The definition of “Debt” is hereby amended by adding a new sentence at the end thereof to read as follows:

“For the avoidance of doubt, all Debt subject to APB 14 will be calculated at par value.”

(c) The definition of “Pro Forma EBITDA” is hereby amended by (i) deleting the word “and” at the end of clause (a) thereof; (ii) deleting the period at the end of clause (b) thereof and replacing it with the word “and” and (iii) adding a new clause (c) to such definition to read as follows:

“(c) in connection with TTB Sales aggregating five or more of the double-hulled tank barges, for the first year after such sale aggregating five or more of the double-hulled tank barges, EBITDA shall be adjusted for the preceding twelve (12) months on a pro forma basis for any tank barge disposed of in such sale(s) in a manner acceptable to the Administrative Agent.”

(d) The following definitions are hereby added where alphabetically appropriate to read as follows:

““APB 14” means FASB Staff Position APB14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement), promulgated by the Financial Accounting Standards Board.

““Defaulting Lender” means a Lender (a) that fails to fund a requested Loan required to be funded by such Lender and such default continues for one (1) Business Day, (b) that fails to reimburse the Administrative Agent for an LC Disbursement or a Swing Line Loan required to be reimbursed by such Lender and such default continues for one (1) Business Day, (c) that has notified the Administrative Agent, the Issuing Lender, the Swing Line Lender or a Borrower in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, where such intention not to comply under such other agreement is not the subject of a good faith dispute, or (d) who (or whose bank holding company) is placed into receivership, conservatorship or bankruptcy.”

““First Amendment” means the First Amendment to Senior Secured Revolving Credit Agreement and Second Amendment to Guaranty and Collateral Agreement dated as of November 4, 2009 among the Parent Guarantor, each other Guarantor, the Borrowers, the Administrative Agent and the Lenders party thereto.”

““First Amendment Effective Date” has the meaning assigned to such term in Section 4 of the First Amendment.

““TTB Sale” has the meaning assigned to such term in the Recitals to the First Amendment.

2.2 Amendment to Section 2.06 (Termination and Reduction of Commitments). Clause (b)(ii) of Section 2.06 is hereby amended by deleting the last sentence thereof and replacing it as follows:

“Each reduction of the Commitments shall be made ratably among the Lenders in accordance with each Lender’s Applicable Percentage; provided that if any Lender is a Defaulting Lender at such time as the Borrowers elect to terminate or reduce the Commitments hereunder, the Borrowers may (in their discretion) apply all or any portion of the Commitments to be reduced, to the Commitment of any one or more Defaulting Lenders specified by the Borrowers before applying any remaining reduction to all Lenders.”

2.3 Amendment to Section 2.08 (Letters of Credit). Clause (j) of Section 2.08 is hereby amended by deleting the first sentence thereof and replacing it as follows:

“If (i) any Event of Default shall occur and be continuing and the Borrowers receive notice from the Administrative Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this Section 2.08(j), (ii) the Borrowers are required to pay to the Administrative Agent the excess attributable to an LC Exposure in connection with any prepayment pursuant to Section 3.04(c) or (iii) the Borrowers are required to cash collateralize a Defaulting Lender’s LC Exposure pursuant to Sections 2.13(a) or (b), then the Borrowers shall deposit, in an account with the Administrative Agent designated for such purpose, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to, in the case of an Event of Default, the LC Exposure, in the case of a payment required by Section 3.04(c), the amount of such excess as provided in Section 3.04(c), as of such date plus any accrued and unpaid interest thereon and in the case of a payment required by Sections 2.13(a) or (b), the amount of such Defaulting Lender’s LC Exposure; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrowers or any Guarantor described in Section 10.01(h) or Section 10.01(i).”

2.4 Amendment to Section 2.10 (Commitment Increase). Clause (b)(i) of Section 2.10 of the Credit Agreement is hereby deleted and replaced in its entirety to read as follows:

“(i) such increase shall not exceed $100,000,000 and the total Commitments after such increase shall not exceed the least of (A) $350,000,000, (B) twenty percent (20%) of the Parent Guarantor’s Consolidated Net Tangible Assets as of the last day of the fiscal quarter immediately preceding such increase for which the most recent internal financial statements are available, plus $25,000,000, and (C) the amount permitted by the Indenture;”

2.5 Amendment to Section 2.12 (Replacement of Lender). Section 2.12 of the Credit Agreement is hereby deleted and replaced in its entirety to read as follows:

Section 2.12 Replacement of Lender. The Borrowers shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to

Section 5.01 or 5.03(a), (b) defaults in its obligation to make Loans hereunder, (c) fails to vote in favor of any measure requiring the affirmative vote of one hundred percent (100%) of the Lenders or (d) is a Defaulting Lender, with a replacement financial institution; provided that (i) such replacement does not conflict with any Governmental Requirement, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement that has not been waived in accordance with the terms hereof, (iii) prior to any such replacement, such Lender shall have taken no action under Section 5.04 so as to eliminate the continued need for payment of amounts owing pursuant to Section 5.01 or 5.03(a), (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrowers shall be liable to such replaced Lender under Section 5.02 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution shall be reasonably satisfactory to the Administrative Agent and the Issuing Lender, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 12.04 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 5.01 or 5.03(a), as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

2.6 New Section 2.13 (Defaulting Lenders). A new Section 2.13 to the Credit Agreement is hereby added to read as follows:

“Section 2.13 Defaulting Lenders.

(a) LC Exposure. If any LC Exposure exists at the time a Lender becomes a Defaulting Lender, then the Borrowers shall within one Business Day following notice thereof by the Administrative Agent (i) cash collateralize such Defaulting Lender’s LC Exposure in accordance with the procedures set forth in Section 2.08(j) for so long as such LC Exposure is outstanding or (ii) enter into such other arrangements as are satisfactory to the Administrative Agent, the Issuing Lender and the Borrowers.

(b) Swing Line Loans; Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swing Line Lender shall not be required to fund any Swing Line Loan and (ii) the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, in each case unless it is satisfied that the related exposure will be cash collateralized or such other arrangements have been made as are satisfactory to the Administrative Agent, the Swing Line Lender, the Issuing Lender and the Borrowers, as applicable.

2.7 Amendment to Section 3.05 (Fees). Section 3.05 of the Credit Agreement is hereby amended by adding a new clause (d) thereto to read as follows:

“(d) Defaulting Lender Fees. The Borrowers shall not be obligated to pay the Administrative Agent and the Administrative Agent shall not be required to pay any Defaulting Lender’s ratable share of the fees described in Section 3.05(a) and (b) for the period commencing on the day such Defaulting Lender becomes a Defaulting Lender and continuing for so long as such Lender continues to be a Defaulting Lender.”

2.8 Amendment to Section 4.03 (Certain Deductions by the Administrative Agent). Section 4.03 of the Credit Agreement is hereby amended by adding the following new sentence at the end thereof:

“If at any time prior to the acceleration or maturity of the Loans, the Administrative Agent shall receive any payment in respect of principal of a Loan or a reimbursement of an LC Disbursement while one or more Defaulting Lenders shall be party to this Agreement, the Administrative Agent shall apply such payment first to the Borrowing(s) for which such Defaulting Lender(s) shall have failed to fund its pro rata share until such time as such Borrowing(s) are paid in full or each Lender (including each Defaulting Lender) is owed its Applicable Percentage of all Loans then outstanding. After acceleration or maturity of the Loans, all principal will be paid ratably as provided in Section 10.02(c).”

2.9 Amendment to Section 8.18 (Appraisal). Section 8.18 of the Credit Agreement is hereby amended by deleting the first sentence thereof in its entirety and replacing it with the following:

“At any time after the First Amendment Effective Date (but in any event only four (4) times after such date but prior to the Maturity Date) the Required Lenders shall be entitled to require that the Administrative Agent obtain, or the Administrative Agent may on its own initiative obtain, Appraisals by the Surveyor with respect to the Vessel Collateral.”

2.10 Amendments to Section 9.01 (Financial Covenants). (a) Effective from and after the quarter ended December 31, 2009 and with respect to financial statements delivered pursuant to Section 8.01(a) of the Credit Agreement for the fiscal year then ended and thereafter, clause (a) of Section 9.01 of the Credit Agreement is deleted and replaced in its entirety to read as follows (and until such date of replacement the Interest Coverage Ratio shall be calculated based on the Credit Agreement in effect prior to the First Amendment):

“(a) Interest Coverage Ratio. The Parent Guarantor will not, as of the last day of any fiscal quarter commencing with the quarter ending December 31, 2009, permit its ratio of EBITDA (without pro forma adjustments) for the period of four fiscal quarters then ending to interest expense (determined in accordance with GAAP except that the non-cash original issue discount component of interest expense related to Debt subject to APB 14 will be excluded from interest expense for purposes of this calculation) for such period to be less than 3.00 to 1.00.”

(b) Effective from and after the quarter ended December 31, 2009 and with respect to financial statements delivered pursuant to Section 8.01(a) of the Credit Agreement for the fiscal year then ended and thereafter, clause (b) of Section 9.01 of the Credit Agreement is deleted and replaced in its entirety to read as follows (and until such date of replacement the Leverage Ratio shall be calculated based on the Credit Agreement in effect prior to the First Amendment):

“(b) Maximum Leverage Ratio. The Parent Guarantor will not at any time permit its Leverage Ratio for the four fiscal quarters ending on the last day of the preceding fiscal quarter for which financial statements of the Parent Guarantor have been delivered pursuant to Sections 8.01(a) and (c) to be greater than (i) 4.5 to 1.00 for the fiscal quarters ending December 31, 2009 through June 30, 2010; (ii) 4.25 to 1.00 for the fiscal quarters ending September 30, 2010 and December 31, 2010; (iii) 4.00 to 1.00 for the fiscal quarters ending March 31, 2011 and June 30, 2011; (iv) 3.75 to 1.00 for the fiscal quarters ending September 30, 2011 and December 31, 2011 and (v) 3.50 to 1.00 for each fiscal quarter ending on or after March 31, 2012.”

2.11 Amendment to Section 9.02 (Debt). Section 9.02 of the Credit Agreement is hereby amended by deleting the first sentence thereof and replacing it as follows:

“No Loan Party will create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable , contingently or otherwise, with respect to any Debt not permitted by the terms of the Indenture as such Indenture is amended or modified from time to time and comparable provisions of any indentures that may be entered into as a restatement, renewal, refinance or rearrangement of the Indenture (“Replacement Indentures”) entered into from time to time (“Debt Covenant”) and, for purposes of the foregoing, the provisions of the latest such Debt Covenant adopted, together with all related definitions and giving effect, if applicable, to the termination provisions upon the attainment of certain Debt ratings, are incorporated herein by reference, mutatis mutandis, and shall be deemed to continue in effect for the Lender’s benefit as in effect on the date of the last to be terminated of the Indenture and any Replacement Indentures.”

2.12 Amendment to Section 9.04 (Restricted Payments). Section 9.04 of the Credit Agreement is deleted and replaced in its entirety to read as follows:

“Section 9.04 Restricted Payments. Neither the Parent Guarantor nor the Borrowers shall, declare or make any Restricted Payments; provided, that (i) a Borrower shall be permitted to make cash dividends or distributions to the Parent Guarantor, (ii) stock dividends (including any rights distributed pursuant to a stockholder rights plan), stock splits and reverse stock splits with respect to the Parent Guarantor shall be permitted; provided, further, that the Parent Guarantor shall promptly notify the Administrative Agent of any such permitted dividends, splits or reverse splits, (iii) Parent Guarantor shall be permitted to issue shares of its Equity Interests or purchase its Equity Interests for purposes of contributing such shares or selling such shares to an employee stock ownership plan sponsored by Parent Guarantor; provided that the aggregate of such Restricted Payments during the term of the Agreement shall not exceed $25,000,000, (iv) if no Event of Default shall have occurred and be continuing, the Parent Guarantor shall be permitted to make Restricted Payments (other than “dividends or other distributions” as that terminology is contemplated in the definition of Restricted Payments) to the extent such Restricted Payments are made from the proceeds of, and reasonably contemporaneously with, any issuance of convertible Debt of the Parent Guarantor, or from any issuance of Equity Interests of the Parent Guarantor (other than Disqualified Stock), and (v) if no Event of Default shall have occurred and be continuing, the Parent Guarantor shall be permitted to otherwise make Restricted Payments provided that such Restricted Payments, together with the aggregate amount of all other Restricted Payments made by the Parent Guarantor (other than pursuant to clause (iv) above) after the Effective Date is less than the sum of (A) 50% of the cumulative Consolidated Net Income of the Parent Guarantor from January 1, 2006 to the end of the most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit) plus (B) $37,500,000.”

2.13 Amendment to Section 9.10 (Loans). Section 9.10 of the Credit Agreement is deleted and replaced in its entirety to read as follows:

“Section 9.10 Loans. No Loan Party shall lend, advance, deposit with, assume, extend credit, or guarantee any money to any Person; provided, that (a) intra-company Debt outstanding at any time, owed by the Parent Guarantor, a Borrower, a Subsidiary or a less than 50%-owned Affiliate of a Loan Party to a Loan Party in connection with accounting allocations between such Persons (provided, further, that such Debt shall be unsecured and subordinated to the Indebtedness upon terms and conditions satisfactory to Administrative Agent) is permitted, (b) loans or advances by a Loan Party to another Loan Party (provided, further, that such Debt shall be unsecured and subordinated to the Indebtedness upon terms and conditions satisfactory to Administrative Agent) are permitted, (c) loans or advances to Subsidiaries other than Guarantor Subsidiaries the outstanding amount of which does not at any time exceed, in the aggregate, $50,000,000, (d) loans or advances to officers, directors and employees of a Borrower or the Parent Guarantor made in the ordinary course of business and consistent with past practices and applicable law in an aggregate amount not to exceed $500,000 outstanding at any one time, are permitted, (e) a Loan Party may provide financing or make loans or guarantees in connection with transactions involving Parent Guarantor’s Equity Interests between such Loan Party and a Parent Guarantor sponsored employee stock ownership plan, provided that the aggregate amount of such financings, loans or guarantees for all Loan Parties may not exceed $25,000,000 outstanding at any time and (f) a Loan Party may provide financing to a Person in connection with such Person acquiring an ownership interest in a Subsidiary or a less than 50%-owned Affiliate of a Loan Party (and such financing shall be for no other purpose) where such Person’s ownership interest is reasonably necessary, advisable or incidental to the conduct of business by such Subsidiary or Affiliate in a jurisdiction outside of the United States (provided, further, that (i) as to such a financing provided by a Guarantor Subsidiary that does not involve a transfer of equity in such Guarantor Subsidiary and as to any such financing provided by a Loan Party, the Person acquiring the equity interest shall be acquiring it from the applicable Loan Party providing the financing, another Loan Party or a newly formed Subsidiary or Affiliate of a Loan Party, (ii) no actual funds shall transfer from the Loan Party in connection with any such financing and (iii) no such financings in the aggregate shall be with respect to more than thirty percent (30%) of the equity of any such Subsidiary or more than fifty-one percent (51%) of the equity of any such Affiliate).”

2.14 Amendment to Section 9.12 (Transaction with Affiliates). Section 9.12 of the Credit Agreement is amended by adding the following sentence at the end thereof:

“For the avoidance of doubt, an employee stock ownership plan sponsored by Parent Guarantor shall not be an “Affiliate”.”

2.15 Amendment to Section 9.15 (Sale of Properties). Section 9.15 of the Credit Agreement is deleted and replaced in its entirety to read as follows:

“Section 9.15 Sale of Properties. The Parent Guarantor will not, and will not permit any of its Subsidiaries to, sell, assign, convey or otherwise transfer any Property except for (a) the sale of inventory in the ordinary course of business; (b) the sale or transfer of equipment that is no longer necessary for the business of the Parent Guarantor or such Subsidiary as determined by the Borrowers or the Parent Guarantor or is replaced by equipment of at least comparable value and use; (c) any TTB Sale (and in connection therewith clauses (i) and (ii) but not (iii) set forth in the proviso below shall be applicable); and (d) sales or other dispositions of Property or any interest therein (other than Vessel Collateral the sale, release, substitution or other disposition of which requires the consent of all Lenders or the Required Lenders, as the case may be, as provided in Section 8.16 unless such consent has been obtained) or Subsidiaries owning Properties; provided that in the case of (c) and (d) above (i) not less than seventy-five percent (75%) of the consideration received in respect of such sale or other disposition shall be cash or cash equivalents (and in the case of any TTB Sale, not less than fifty percent (50%) of the consideration received in respect of such sale shall be cash or cash equivalents), (ii) the consideration received in respect of such sale or other disposition shall be equal to or greater than the fair market value of the Property or Subsidiary subject of such sale or other disposition (as reasonably determined by the board of directors of the Parent Guarantor and, if requested by the Administrative Agent, the Parent Guarantor shall deliver a certificate of a Responsible Officer of the Parent Guarantor certifying to that effect), and (iii) all such sales or other dispositions (other than a TTB Sale) of Property or Subsidiaries owning Properties does not have a fair market value in excess of twenty percent (20%) of the Consolidated Net Tangible Assets of the Parent Guarantor in any twelve (12) month period in the aggregate, determined based on the most recently reported financial position of the Parent Guarantor and its Subsidiaries on a consolidated basis as of the most recent quarter end preceding the end of such twelve (12) month period.”

2.16 Amendment to Section 12.02 (Waivers; Amendments). Clause (b) of Section 12.02 of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.”

2.17 Amendment to Section 12.04 (Successors and Assigns). Clause (b)(ii) of Section 12.04 is hereby amended by (a) deleting the “and” at the end of subsection (E) thereof and (b) adding a new subsection (F) thereto to read as follows:

“(F) notwithstanding anything to the contrary herein, no assignments shall be made to a Defaulting Lender or any of its Subsidiaries or Affiliates.”

2.18 Amendments to Annexes, Exhibits and Schedules to Credit Agreement

(a) Annex I to the Credit Agreement setting forth the Lender’s Commitments is deleted and replaced in its entirety with Annex I to this Amendment.

(b) Schedule 7.06(f) to the Credit Agreement is deleted and replaced in its entirety with Schedule 7.06(f) to this Amendment setting forth the Property subject to OPA.

(c) Schedule 7.15 to the Credit Agreement is deleted and replaced in its entirety with Schedule 7.15 to this Amendment setting forth the Parent Guarantor’s Subsidiaries.

(d) Schedule 8.16 to the Credit Agreement is deleted and replaced in its entirety with Schedule 8.16 to this Amendment setting forth the Vessels.

Section 3. Amendments to Guaranty and Collateral Agreement.

3.1 Amendment to Section 1.01 (Definitions).

(a) The definition of “Agreement” is hereby deleted and replaced in its entirety to read as follows:

“Agreement” means this Guaranty and Collateral Agreement as amended by the First Amendment and the Second Amendment and as the same may be amended, supplemented or otherwise modified from time to time.”

(b) The following definition is hereby added where alphabetically appropriate to read as follows:

“Second Amendment” means the First Amendment to Senior Secured Revolving Credit Agreement and Second Amendment to Guaranty and Collateral Agreement dated as of November 4, 2009 among the Borrowers, the Administrative Agent, the Lenders and the Obligors signatory thereto.”

3.2 Amendments to Schedules to Guaranty and Collateral Agreement.

(a) Schedule 2 to the Guaranty and Collateral Agreement is hereby deleted and replaced in its entirety with Schedule 2 attached hereto setting forth the Vessels.

(b) Schedule 4 to the Guaranty and Collateral Agreement is hereby deleted and replaced in its entirety with Schedule 4 attached hereto setting forth the Borrowers’ and Parent Guarantor’s locations of jurisdiction of organization and chief executive offices.

3.3 Global Amendment to Loan Documents. Each Loan Document is hereby amended, to the extent applicable, by deleting each reference therein to Comerica Bank as “Syndication Agent”.

Section 4. Conditions Precedent. This Amendment shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02 of the Credit Agreement) (the “First Amendment Effective Date”):

4.1 The Administrative Agent shall have received from the Required Lenders, the Borrowers and each Guarantor, counterparts (in such number as may be requested by the Administrative Agent) of this Amendment signed on behalf of such Persons.

4.2 The Administrative Agent shall have received from each Obligor originally executed and notarized signature pages of each Fleet Mortgage, in each case in form and substance satisfactory to the Administrative Agent in such quantity as the Administrative Agent may request and the Administrative Agent shall be satisfied that the Security Instruments create first priority, perfected Liens (a) subject only to Excepted Liens identified in clauses (a) to (c) of Section 9.03 of the Credit Agreement on the Vessel Collateral and (b) subject only to Excepted Liens identified in clauses (a) and (b) of Section 9.03 of the Credit Agreement on the Deposit Accounts.

4.3 The Administrative Agent shall have received all fees and other amounts due and payable to the Administrative Agent in connection with this Amendment (including as set forth in the Fee Letter) and the Administrative Agent shall have received payment of all fees and expenses of the Administrative Agent on or prior to the date hereof (including the reasonable fees and expenses of Vinson & Elkins LLP, counsel to the Administrative Agent).

4.4 Borrowers shall have paid an amendment and extension fee to the Administrative Agent for the ratable account of those Lenders that have delivered executed counterparts to this Amendment not later than 2:00 p.m. (New York City time) on November 4, 2009 and are continuing as Lenders, in an amount equal to 1.25% of the Commitment of such Lender immediately after the First Amendment Effective Date.

4.5 The Administrative Agent shall have received a favorable opinion of Winstead PC, counsel to the Borrowers, in form and substance satisfactory to the Administrative Agent.

4.6 The Administrative Agent shall have received a certificate signed by a duly authorized officer of the Borrowers, dated the First Amendment Effective Date, to the effect that after giving effect to this Amendment: (a) the representations and warranties contained in each of the Loan Documents are true and correct in all material respects on and as of the First Amendment Effective Date as though made on and as of such date, (except to the extent any such representation or warranty is expressly limited to an earlier date, in which case such representations and warranties are true and correct as of such earlier date) and (b) no Default or Event of Default has occurred and is continuing.

4.7 The Administrative Agent shall have received a certificate of the secretary or an assistant secretary of each Borrower and each Guarantor setting forth (i) resolutions of its board of directors, members or partners with respect to the authorization of each Borrower or such Guarantor to execute and deliver this Amendment and the other Loan Documents entered into in connection herewith to which it is a party and to enter into the transactions contemplated herein and therein and (ii) certificates of the appropriate state agencies with respect to the existence, qualification and good standing of each Borrower and each Guarantor.

4.8 The Administrative Agent shall have received duly executed Notes (or replacement Notes) payable to the order of each Lender that has requested a Note in a principal amount equal to its respective Commitment dated as of the date hereof. Each Lender requesting a replacement Note shall return its existing Note to the Borrowers marked “canceled”.

4.9 The Administrative Agent shall have received a certificate of insurance coverage of the Borrowers evidencing that the Borrowers and the Subsidiaries are carrying insurance in accordance with Section 7.13 of the Credit Agreement.

4.10 The Administrative Agent shall have received appropriate UCC or other relevant search certificates reflecting no prior Liens encumbering the Vessel Collateral for each of the following jurisdictions: Delaware, Louisiana and any other jurisdiction requested by the Administrative Agent; other than those being assigned or released on or prior to the First Amendment Effective Date or Liens permitted by Section 9.03.

4.11 The Administrative Agent shall have received, reviewed and been satisfied with, the title information as the Administrative Agent may reasonably require satisfactory to the Administrative Agent setting forth the status of title to the Vessel Collateral (including the New Vessel Collateral).

4.12 The Administrative Agent shall have received such other documents as the Administrative Agent or special counsel to the Administrative Agent may reasonably request.

4.13 No Default or Event of Default shall have occurred and be continuing, both prior and after giving effect to the terms of this Amendment.

The Administrative Agent is hereby authorized and directed to declare this Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 4 or the waiver of such conditions as permitted hereby. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement, the Guaranty and Collateral Agreement and the Fleet Mortgages for all purposes.

Section 5. Consent to Substitution of New Vessels. The Borrowers have advised the Lenders that they desire to substitute the New Vessel Collateral for the Replaced Vessels and the Required Lenders hereby consent to the substitution of the New Vessel Collateral for the Replaced Vessels provided that all requirements of Section 8.16 of the Credit Agreement with respect to the New Vessel Collateral and the other Vessel Collateral are complied with.

Section 6. Assignment and Assumption.

(a) For an agreed consideration, each Lender (individually an “Assignor” and collectively, the “Assignors”) hereby irrevocably sells and assigns, severally and not jointly, (i) all of such Assignor’s rights and obligations in its capacity as Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to its Commitment and Credit Exposure, as the case may be, identified in Annex II attached hereto and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of such Assignor (in its capacity as Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively for all Assignors as the “Assigned Interests”) to the Lenders set forth on Annex I (which shall replace the existing Annex I as of the First Amendment Effective Date) to this Amendment (individually an “Assignee” and collectively the “Assignees”), and each Assignee hereby irrevocably purchases and assumes from each Assignor such Assignee’s percentage (as set forth on Annex I to this Amendment) of the Assigned Interests, subject to and in accordance with the Credit Agreement and this Amendment, as of the First Amendment Effective Date. Such sale and assignment is without recourse to the Assignors and, except as expressly provided in this Amendment, without representation or warranty by the Assignors.

(b) From and after the First Amendment Effective Date, the Administrative Agent shall distribute all payments in respect of the Assigned Interests (including payments of principal, interest, fees and other amounts) to the appropriate Assignors for amounts which have accrued to but excluding the First Amendment Effective Date and to the appropriate Assignees for amounts which have accrued from and after the First Amendment Effective Date.

(c) Each Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the percentage of the Assigned Interest set forth on Annex II attached hereto, (ii) such Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this assignment and to consummate the transactions contemplated by this Section 6; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made by any other Person in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Parent Guarantor, the Borrowers, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Parent Guarantor, the Borrowers, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

(d) Each Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this assignment and to consummate the transactions contemplated hereby, (ii) it satisfies the requirements specified in the Credit Agreement and this Amendment that are required to be satisfied by it in order to acquire the percentage of the Assigned Interests set forth in Annex I to this Amendment, (iii) from and after the First Amendment Effective Date, it shall have the obligations of a Lender thereunder to the extent of its percentage (as set forth on Annex I to this Amendment) of the Assigned Interests, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant thereto, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and to purchase its percentage of the Assigned Interests on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, it has supplied to the Administrative Agent any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by such Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, any Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

Section 7. Miscellaneous.

7.1 Confirmation. The provisions of each of the Credit Agreement and the Guaranty and Collateral Agreement, in each case as amended by this Amendment, shall remain in full force and effect following the effectiveness of this Amendment. Without limiting the generality of the foregoing, the Security Instruments and all of the Collateral described therein (including the Vessels described in each Fleet Mortgage) do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case as amended by this Amendment or as supplemented in connection herewith.

7.2 Grant of Security Interest. Each Collateral Obligor hereby pledges, assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Guaranteed Creditors, a security interest in all Collateral (as such term is defined in the Guaranty and Collateral Agreement) now owned or at any time hereafter acquired by it or in which such Collateral Obligor now has or at any time in the future may acquire any right, title or interest to the extent that the Collateral arises from or is used in connection with or is necessary for the operation of the Vessels listed on Schedule 2 to the Guaranty and Collateral Agreement (as amended hereby) and any other Vessel that is now or hereafter collateral for any of the Borrower Obligations, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity or otherwise) of such Borrower Obligations.

7.3 Ratification and Affirmation; Representations and Warranties. Each Borrower and each Guarantor hereby (a) ratifies and affirms its respective obligations under, and acknowledges, renews and extends its respective continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended hereby, notwithstanding the amendments contained herein and (b) represents and warrants to the Lenders that, as of the date hereof, after giving effect to the terms of this Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date, (ii) no Default or Event of Default has occurred and is continuing and (iii) no Material Adverse Effect shall have occurred.

7.4 No Waiver. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders or the Administrative Agent, nor constitute an amendment or waiver of any provision of the Credit Agreement or the other Loan Documents.

7.5 Loan Document. This Amendment is a “Loan Document” as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto. On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like meaning referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like meaning referring to the Credit Agreement shall mean and be a reference to in each case the Credit Agreement, as amended and otherwise modified by this Amendment.

7.6 Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

7.7 NO ORAL AGREEMENT. THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY SEPARATE LETTER AGREEMENTS WITH RESPECT TO FEES PAYABLE TO THE ADMINISTRATIVE AGENT CONSTITUTE THE ENTIRE CONTRACT AMONG THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ANY AND ALL PREVIOUS AGREEMENTS AND UNDERSTANDINGS, ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

7.8 GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

7.9 Payment of Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

7.10 Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.11 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[SIGNATURES BEGIN NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

BORROWERS:	HORNBECK OFFSHORE SERVICES, LLC

	By:	/s/ James O. Harp, Jr.
	Name:	James O. Harp, Jr.
	Title:	Executive Vice President and
Chief Financial Officer

HORNBECK OFFSHORE TRANSPORTATION, LLC

	By:	/s/ James O. Harp, Jr.
	Name:	James O. Harp, Jr.
	Title:	Executive Vice President and
Chief Financial Officer

PARENT GUARANTOR:	HORNBECK OFFSHORE SERVICES, INC.

	By:	/s/ James O. Harp, Jr.
	Name:	James O. Harp, Jr.
	Title:	Executive Vice President and
Chief Financial Officer

[Signature Page to First Amendment]

IN WITNESS WHEREOF, the undersigned parties have caused this First Amendment to Senior Secured Revolving Credit Agreement and Second Amendment to Guaranty and Collateral Agreement to be duly executed as of the date first written above solely for the limited purposes of amending the Guaranty and Collateral Agreement and joining in Sections 7.1, 7.2 and 7.3 hereof.

GUARANTORS:	HORNBECK OFFSHORE SERVICES, INC.

	By:	/s/ James O. Harp, Jr.
	Name:	James O. Harp, Jr.
	Title:	Executive Vice President and
Chief Financial Officer

HOS-IV, LLC

	By:	/s/ James O. Harp, Jr.
	Name:	James O. Harp, Jr.
	Title:	Executive Vice President and
Chief Financial Officer

HORNBECK OFFSHORE TRINIDAD & TOBAGO, LLC

	By:	/s/ James O. Harp, Jr.
	Name:	James O. Harp, Jr.
	Title:	Executive Vice President and
Chief Financial Officer

HORNBECK OFFSHORE OPERATORS, LLC

	By:	/s/ James O. Harp, Jr.
	Name:	James O. Harp, Jr.
	Title:	Executive Vice President and
Chief Financial Officer

ENERGY SERVICES PUERTO RICO, LLC

	By:	/s/ James O. Harp, Jr.
	Name:	James O. Harp, Jr.
	Title:	Executive Vice President and
Chief Financial Officer

[Signature Page to First Amendment]

The undersigned Lenders hereby consent to this First Amendment to Senior Secured Credit Agreement and Second Amendment to Guaranty and Collateral Agreement, and to the Assignment and Assumption in Section 6 hereof in their capacities as Assignees and Assignors.

LENDERS:	WELLS FARGO BANK, N.A., as Administrative Agent, Issuing Lender and a Lender

	By:	/s/ Corbin M. Womac
	Name:	Corbin M. Womac
	Title:	Assistant Vice President

[Signature Page to First Amendment]

COMERICA BANK

By:	/s/ Gary Culbertson
Name:	Gary Culbertson
Title:	Vice President

[Signature Page to First Amendment]

AMEGY BANK N.A.

By:	/s/ Scott Collins
Name:	Scott Collins
Title:	Vice President

[Signature Page to First Amendment]

DNB NOR BANK ASA

By:	/s/ Barbara Gronquist
Name:	Barbara Gronquist
Title:	Senior Vice President

By:	/s/ Stian Lovseth
Name:	Stian Lovseth
Title:	Vice President

[Signature Page to First Amendment]

FORTIS CAPITAL CORP.

By:	/s/ Svein Engh
Name:	Svein Engh
Title:	Managing Director

By:	/s/ Kevin O’Hara
Name:	Kevin O’Hara
Title:	Director

[Signature Page to First Amendment]

JPMORGAN CHASE BANK, N.A.

By:	/s/ Corwin L. Dupree
Name:	Corwin L. Dupree
Title:	Vice President

[Signature Page to First Amendment]

CAPITAL ONE, N.A.

By:	/s/ Mark Preston
Name:	Mark Preston
Title:	Vice President

[Signature Page to First Amendment]

WHITNEY NATIONAL BANK

By:	/s/ Eric B. Goebel
Name:	Eric B. Goebel
Title:	Vice President

[Signature Page to First Amendment]

IN WITNESS WHEREOF, the undersigned has caused this First Amendment to Senior Secured Credit Agreement and Second Amendment to Guaranty and Collateral Agreement to be duly executed as of the date first written above solely in its capacity as an Assignor hereunder.

ASSIGNOR:	NORDEA BANK NORGE ASA, GRAND CAYMAN BRANCH

	By:	/s/ Martin Lunder
	Name:	Martin Lunder
	Title:	Senior Vice President

	By:	/s/ Martin Kahm
	Name:	Martin Kahm
	Title:	Vice President

[Signature Page to Assignment and Assumption]

ANNEX I

to Credit Agreement

COMMITMENTS

(as of the First Amendment Effective Date)

Lender	Amount of Commitment	% of Total Commitments

Wells Fargo Bank, N.A.	$44,500,000	17.8%
Comerica Bank	$33,500,000	13.4%
Capital One, N.A.	$35,500,000	14.2%
DnB NOR Bank ASA	$35,500,000	14.2%
Fortis Capital Corp.	$35,500,000	14.2%
JPMorgan Chase Bank, N.A.	$35,500,000	14.2%
Amegy Bank N.A.	$15,000,000	6%
Whitney National Bank	$15,000,000	6%

Total	$250,000,000	100.0

Annex I

to Credit Agreement

ANNEX II

COMMITMENTS

(prior to the First Amendment Effective Date)

Lender	Amount of Commitment	% of Total Commitments

Wells Fargo Bank, N.A.	$40,500,000	16.2
Comerica Bank	$33,500,000	13.4
Capital One, N.A.	$33,500,000	13.4
DnB NOR Bank ASA	$33,500,000	13.4
Fortis Capital Corp.	$33,500,000	13.4
JPMorgan Chase Bank, N.A.	$33,500,000	13.4
Amegy Bank N.A.	$14,000,000	5.6
Whitney National Bank	$14,000,000	5.6
Nordea Bank Norge ASA, Grand Cayman Branch	$14,000,000	5.6

Total	$250,000,000	100.0

Annex II

to First Amendment

ANNEX III

to First Amendment

NEW VESSEL COLLATERAL AND REPLACED VESSELS

Part A – New Vessel Collateral:

VESSEL NAME	OFFICIAL NUMBER

HOS POLESTAR	1205152
HOS SHOOTING STAR	1205153
HOS NORTH STAR	1205154
HOS LODESTAR	1205155
HOS SILVER ARROW	1217911
HOS MYSTIQUE	1205143
HOS RESOLUTION	1205144
HOS BLACK POWDER	1205145
HOS WESTWIND	1205146
HOS EAGLEVIEW	1205147
HOS ARROWHEAD	1205148
HOS CORAL	1214383

Annex III – Page 1

to First Amendment

Part B – Replaced Vessels:

VESSEL NAME	OFFICIAL NUMBER

HOS BLUEWATER	1136268
HOS GEMSTONE	1141952
HOS GREYSTONE	1144440
HOS SILVERSTAR	1144439
EAGLE SERVICE	1046029
FREEDOM SERVICE	659964
LIBERTY SERVICE	660022
PATRIOT SERVICE	1042005
HOS EXPLORER	1076230
HOS EXPRESS	1069398
HOS TRADER	1059198
HOS VOYAGER	1065076
HOS MARINER	1083977
HOS HOPE	1076117
HOS BYRD	1076184
HOS ST. JAMES	1076183
HOS ST. JOHN	1076182
HOS DAVIS	1088474
HOS NORTH	1097129
HOS CROSSFIRE	1073262
HOS SUPER H	1075422

Annex III – Page 2

to First Amendment